Exhibit 99.3

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS

Current assets:
Cash	$109,718	$4,854
Accounts receivable	420,918	107,638

Total assets	$530,636	$112,492

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$218,806	$51,189
Advances from officer	-	6,000

Total liabilities	218,806	57,189

Commitments and contingencies (Note 5)

Shareholders' Equity
Preferred stock, no par value, 100,000 shares authorized, 19,000 shares issued and outstanding at June 30, 2010	19,000	-
Common stock - Class A, no par value, 1,000,000 shares authorized, 1,000,000 issued and outstanding	1,000,000	1,000,000
Common stock - Class B, no par value, 100,000 shares authorized, 99,750 and 77,000 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	99,750	77,000
Accumulated deficit	(935,535)	(1,059,713)
Total Life Protection, Inc. shareholders' equity	183,215	17,287
Noncontrolling interest in subsidiary	128,615	38,016
Total shareholders' equity	311,830	55,303

Total liabilities and shareholders' equity	$530,636	$112,492

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Statements of Operations
For The Three and Six Months Ended June 30, 2010 and 2009
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues	$955,395	$20,050	$3,021,695	$20,050

Cost of goods sold	576,160	20,050	2,155,601	20,050

Gross profit	379,235	-	866,094	-

Operating expenses:
Compensation	950	172,250	17,969	172,250
Selling, general and administrative	124,943	27,667	176,538	55,528

Total operating expenses	125,893	199,917	194,507	227,778

Other expense:
Interest expense	2,799	-	17,832	-

Income (loss) before income taxes	250,543	(199,917)	653,755	(227,778)

Provision for income taxes	-	-	-	-

Net income (loss)	250,543	(199,917)	653,755	(227,778)
Net (income) loss attributable to noncontrolling interest	(184,490)	-	(419,340)	50

Net income (loss) attributable to Life Protection, Inc.	$66,053	$(199,917)	$234,415	$(227,728)

Net income (loss) per share - basic and diluted	$0.06	$(0.21)	$0.22	$(0.26)

Weighted average number of shares outstanding - during the period - basic and diluted	1,093,948	962,489	1,088,760	889,362

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Statements of Shareholders' Equity
For The Six Months Ended June 30, 2010
(unaudited)

			Common Stock					Non-
	Preferred Stock		Class A		Class B		Accumulated	controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Interest	Total

Balance, December 31, 2009	-	$-	1,000,000	$1,000,000	77,000	$77,000	$(1,059,713)	$38,016	$55,303

Common stock issued for conversion of advances payable	-	-	-	-	6,000	6,000	-	-	6,000

Common stock issued for services	-	-	-	-	16,750	16,750	-	-	16,750

Preferred stock issued for services	19,000	19,000	-	-	-	-	-	-	19,000

Dividends paid to Life Protection shareholders	-	-	-	-	-	-	(110,237)	-	(110,237)

Distributions to noncontrolling interest	-	-	-	-	-	-	-	(328,741)	(328,741)

Net income (loss) for the six months ended June 30, 2010 (unaudited)	-	-	-	-	-	-	234,415	419,340	653,755

Balance, June 30, 2010 (unaudited)	19,000	$19,000	1,000,000	$1,000,000	99,750	$99,750	$(935,535)	$128,615	$311,830

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For The Six Months Ended June 30, 2010 and 2009
(unaudited)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities:
Net income (loss) attributable to Life Protection, Inc.	$234,415	$(227,728)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Noncontrolling interest	419,340	(50)
Stock issued for services	35,750	172,250
Changes in operating assets and liabilities:
Accounts receivable	(313,280)	(20,050)
Accounts payable	167,617	20,050
Net cash provided by (used in) operating activities	543,842	(55,528)

Cash flows from investing activities:
Proceeds from noncontrolling interest's investment in subsidiary	-	1,000
Net cash flows provided by investing activities	-	1,000

Cash flows from financing activities:
Advances from officer	-	6,000
Proceeds from the sale of common stock	-	62,500
Dividend paid to shareholders	(110,237)	-
Distributions made to noncontrolling interest	(328,741)	-
Net cash flows (used in) provided by financing activities	(438,978)	68,500

Net increase in cash	104,864	13,972

Cash at beginning of period	4,854	774

Cash at end of period	$109,718	$14,746

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:

Interest	$17,832	$-

Income taxes	$-	$-

Non-cash investing and financing activities:

Common stock issued in conversion of advances payable to related party	$6,000	$-

See accompanying notes to unaudited consolidated financial statements.

LIFE PROTECTION, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2010
(unaudited)

Note 1 – Organization and going concern

Organization

Life Protection, Inc. (“Life Protection”) was incorporated in the State of North Carolina on August 30, 2006 to engage in the sales and distribution of training systems and products to the United States government and commercial enterprises.

On February 27, 2009, the Company formed a 50% owned subsidiary, LPI-R.O.A.D.HOUSE, LLC (“LPI-RH”), a North Carolina limited liability company to provide innovative training, support, design and construction of facilities and services to meet the needs of the U.S. government, military, and law enforcement agencies.

The Company is headquartered in Grifton, North California and develops, designs and constructs rapidly deployable, sustainable facilities primarily for use in disaster relief and security in austere regions.

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation.  As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, the Company had an accumulated deficit of $935,535 as of June 30, 2010. This condition raises substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital, and generate sufficient revenues. No assurance can be given that the Company will be successful in these efforts.  On September 8, 2010, the Company became a wholly-owned subsidiary of GreenHouse Holdings, Inc.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant estimates included in these financial statements are: (a) revenue recognition on uncompleted contracts and billings in excess of costs and estimated earnings, and (b) the valuation of share-based payments. The revenue recognition estimates are based on the ratio that actual costs incurred to date bear to estimated costs at completion.

Consolidation

The consolidated financial statements include the accounts of Life Protection and its 50% owned subsidiary, LPI-RH. All material intercompany balances have been eliminated in consolidation.

Accounts receivable

The Company grants unsecured credit to commercial and military customers primarily located in the United States. Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any. At June 30, 2010 and December 31, 2009, the allowance for doubtful accounts is $0.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue recognition

In accordance with ASC 605, Revenue Recognition, contract revenues are recognized using the percentage of completion method in the ratio that costs incurred bear to total estimated costs at completion. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. Unapproved change orders are not considered as part of the contract until it has been approved by the customer. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract.

Customer billings and costs and estimated earnings on uncompleted contracts

The Company classifies cumulative customer billings that exceed the sum of total contract costs incurred plus the gross profit earned to date as billings in excess of costs and estimated earnings. Cumulative costs incurred plus estimated gross profit earned to date that exceeds customer billings are classified as costs and estimated earnings in excess of billings. At June 30, 2010 and December 31, 2009, the Company had no uncompleted contracts.

Income taxes

The Company follows ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period of enactment.

The Company adopted the application of uncertain tax positions of ASC 740, Income Taxes, during 2009. The standard addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2010 and December 31, 2009, the Company does not have a liability for unrecognized tax uncertainties.

The Company's policy is to record interest and penalties on uncertain tax positions as income tax expense. As of June 30, 2010 and December 31, 2009, the Company has no accrued interest or penalties related to uncertain tax positions.

Net Income (loss) per common share

Net income (loss) per common share is computed pursuant to ASC 260, Earnings Per Share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. As of June 30, 2010 and 2009, there were no potentially dilutive share equivalents outstanding.

Stock-based compensation

The Company accounts for Employee Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees ("ASC 505-50"). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each period.

Any benefits of tax deductions in excess of recognized stock-based compensation will be reported as a financing activity rather than an operating activity in the statements of cash flows. This requirement will reduce net operating cash flows and increase net financing cash flows in certain periods.

The Company does not have a stock option plan and has not granted any stock options or warrants as of June 30, 2010.

Accounting Standards Codification

The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) became effective on September 15, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Effect of recent accounting pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these consolidated financial statements. The accounting pronouncements issued subsequent to the date of these consolidated financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to June 30, 2010 through the date these consolidated financial statements were issued.

Note 3 -- Advances from officer

During the year ended December 31, 2009, the Company received an unsecured advance of $6,000 from its Chief Executive Officer. On June 28, 2010, the advance was converted into 6,000 shares of the Company’s common stock.

Note 4 -- Shareholders’ equity

Authorized capital

On June 2, 2009, the Company’s Board of Directors authorized to increase the Company’s authorized common stock by adding a Class “B” designated common stock of 100,000 shares.  As of June 2, 2009, the Company’s authorized capital consists of:

Common stock, Class “A”, no par value	1,000,000 shares
Common stock, Class “B”, no par value	100,000 shares
Preferred stock, no par value	100,000 shares

Both classes of common stock, and the preferred stock, share equivalent voting and distribution rights.

Private offering of equity securities

During the six months ended June 30, 2009, the Company issued 62,500 shares of common stock for a total of $62,500 ($1.00 per share) to various individuals in private placements.

Stock issued for services

During the six months ended June 30, 2009, the Company issued 172,250 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $172,250 which is included in compensation expense in the consolidated statement of operations for the six months ended June 30, 2009.

During the six months ended June 30, 2010, the Company issued 16,750 shares of its common stock to various individuals for services rendered. The common stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $16,750 which is included in compensation expense in the consolidated statement of operations for the six months ended June 30, 2010.

During the six months ended June 30, 2010, the Company issued 19,000 shares of its preferred stock to a vendor in payment for services rendered. The preferred stock shares were valued at the estimated cash value of the services rendered at $1.00 per share, resulting in an expense of $19,000 which is included in selling, general and administrative expense in the consolidated statement of operations for the six months ended June 30, 2010.

Note 5 -- Commitments and contingencies

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.  Pursuant to the agreement, the Company was required to pay to the other members a lump-sum payment of $115,000 upon the completion of, and collection on, a specific contract in progress, and after all contract vendors have been paid. This required payment was made during the second quarter of 2011.  Additionally, the Company will be required to make payments of $50,000 each should two specific potential customer contracts be consummated.  As of the date of this report, these potential contracts have not been consummated, nor is there any assurance that such contracts will ever be consummated.

Note 6 -- Income taxes

No provision for income tax was recorded for the six months ended June 30, 2010 and 2009 as the Company had cumulative operating losses since inception.  For the six months ended June 30, 2010 and 2009, the Company incurred net income (loss) for tax purposes of approximately $234,400 and $(227,700), respectively.

The income tax expense (benefit) differs from the amount computed by applying the United States Statutory corporate income tax rate as follows:

	For the Six Months Ended June 30,
	2010	2009

United States statutory corporate income tax rate	34.0%	34.0%
Change in valuation allowance on deferred tax assets	-34.0%	-34.0%

Provision for income tax	0.0%	0.0%

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

	June 30, 2010	December 31, 2009
Deferred income tax assets:

Net operating loss carry forwards	$103,000	$183,000
Valuation allowance	(103,000)	(183,000)

Net deferred income tax assets	$-	$-

The Company has established a full valuation allowance on its deferred tax asset because of a lack of sufficient positive evidence to support its realization.  The valuation allowance decreased by $80,000 for the six months ended June 30, 2010 and increased by $77,000 for the six months ended June 30, 2009.

A reconciliation of the expected income tax at the federal statutory rate to the actual tax expense is as follows:

	For the Six Months Ended June 30,
	2009	2008

Expected income tax (benefit) at 34% statutory rate	$(80,000)	$(77,000)
Change in valuation allowance	80,000	77,000

Income tax expense	$-	$-

Federal net operating losses carried forward and available to offset future income tax at June 30, 2010 are approximately $304,000.  The federal net operating losses expire as follows:

December 31,
2028	44,000
2029	260,000

$304,000

At June 30, 2010, the Company has approximately $304,000 of state net operating loss carry forwards that begin to expire in 2028.

Use of the Company's net operating loss carryforwards will be limited if a cumulative change in ownership of more than 50% occurs within any three year period.  The Company believes this has occurred as of September 2010.  The calculation limiting the use has not been completed.

Note 7 -- Subsequent events

On September 8, 2010, the Company entered into an Agreement and Plan of Share Exchange (the “GreenHouse Agreement”) with GreenHouse Holdings, Inc., a Nevada corporation.  As of the date of this report, the Company is a wholly-owned subsidiary of GreenHouse Holdings, Inc.

On November 9, 2010, the Company entered into an agreement with the other members of its subsidiary, LPI-RH, for the dissolution of LPI-RH.

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.